Exhibit 23 (j) under Form N-1A
                                               Exhibit 8 under Item 601/Reg. S-K

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and to the use of our report dated May 20, 1999, in Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A No. 33-6901) and in the related Annual Report of Federated Equity Income Fund, Inc. for the year ended March 31, 1999.

                                            /s/ Ernst & Young LLP

Boston, Massachusetts
May 26, 1999